EXHIBIT 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated September 14, 2007

NXP B.V.

By:	/s/ Theodoor Antonius Maria Claasen
	Name:	Theodoor Antonius Maria Claasen
	Title:	Executive Vice President

KASLION ACQUISITION B.V.

By:	/s/ Petrus Antonius Maria van Bommel
	Name:	Petrus Antonius Maria van Bommel
	Title:	Director

By:	/s/ François Adrianus van Houten
Name:		François Adrianus van Houten
Title:		Director

KASLION HOLDING B.V

By:	/s/ Erik Maria Jozef Thyssen
	Name:	Erik Maria Jozef Thyssen
	Title:	Director

By:	/s/ Robertus Nicolaas de Jong
	Name:	Robertus Nicolaas de Jong
	Title:	Director

KASLION S.À R.L.

By:	/s/ Johannes Peter Huth
	Name:	Johannes Peter Huth
	Title:	Director

By:	/s/ Nicolas Cattelain
	Name:	Nicolas Cattelain
	Title:	Director